UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2010

HealthSouth Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Officers, Including Zip Code)

(205) 967-7116
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 6, 2010, HealthSouth Corporation (the “Company”) held its 2010 Annual Meeting of Stockholders. At the Annual Meeting, the stockholders voted on the election of all ten members of the Company’s board of directors and the ratification of PricewaterhouseCoopers LLP as its independent registered public accounting firm. As of the record date for the Annual Meeting, there were 93,585,437 shares of the Company’s common stock issued and outstanding and 400,000 shares of the Company’s 6.50% Series A Convertible Perpetual Preferred Stock issued and outstanding. Each share of common stock and preferred stock was entitled to one vote on each matter properly brought before the Annual Meeting. The common stock and preferred stock voted together as a class. Votes representing 85% of the combined voting power of the common stock and preferred stock were present in person or represented by proxy at the Annual Meeting.

The voting results for the Annual Meeting were as follows:

•	Proposal 1, election of directors, which passed:

Name of Nominee	Votes For	Votes Withheld	Votes Abstained
Edward A. Blechschmidt	69,341,313	984,454	N/A
John W. Chidsey	69,956,694	369,073	N/A
Donald L. Correll	69,662,546	663,221	N/A
Yvonne M. Curl	69,614,056	711,711	N/A
Charles M. Elson	69,285,876	1,039,891	N/A
Jay Grinney	69,960,359	365,408	N/A
Jon F. Hanson	69,952,999	372,768	N/A
Leo I. Higdon, Jr.	69,857,936	467,831	N/A
John E. Maupin, Jr.	69,627,456	698,311	N/A
L. Edward Shaw, Jr.	69,862,015	463,752	N/A

•	Proposal 2, ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, which passed:

Votes For	Votes Against	Votes Abstained
79,780,676	68,232	50,723

There were 9,573,864 broker non-votes relating to Proposal 1, and no broker non-votes relating to Proposal 2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH Corporation

By:	/s/ John P. Whittington
Name: John P. Whittington
Title: Executive Vice President, General Counsel, and Corporate Secretary

Dated: May 7, 2010